UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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KLX ENERGY SERVICES HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of KLX Energy Services Holdings, Inc.:

Notice is hereby given that KLX Energy Services Holdings, Inc. (“KLXE” or the “Company”) will hold its 2022 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) virtually at www.meetnow.global/MDF7N95, on June 1, 2022. The Annual Meeting will begin at approximately 9:00 A.M., Central Daylight Time. If you were a KLXE stockholder as of the close of business on Monday, April 8, 2022, the record date for the Annual Meeting set by the Board of Directors of the Company (the “Board”), you are entitled to notice of and to vote at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

(1)	To elect two Class I Directors, each for a term that expires at the 2025 Annual Meeting of Stockholders and until his successor is duly elected or qualified;

(2)	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2022; and

(3)	To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

These proposals are further described, and comprehensive information provided to enable a full and fair evaluation, in the accompanying proxy statement (“Proxy Statement”), which is being furnished to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our Notice of Annual Meeting of Stockholders, Proxy Statement and 2021 annual report to stockholders (the “2021 Annual Report”) online, with paper copies available free of charge upon request. On or about April 18, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of our proxy materials. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials. All stockholders who have so requested will receive a paper copy of the proxy materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials.

Your vote is important to us. Regardless of the number of shares that you own, it is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or represented by proxy, in order to conduct the Annual Meeting.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

By order of the Board of Directors,

/s/ Max L. Bouthillette

MAX L. BOUTHILLETTE
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2022.

The Company’s Notice of Annual Meeting, Proxy Statement and 2021 Annual Report are available on the Internet at www.edocumentview.com/KLXE.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This Proxy Statement includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature or are not current facts. When used in this Proxy Statement, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance and prospects to differ materially from those expressed in, or implied by, these forward-looking statements, including, but are not limited to, risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Reports or Transition Reports on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

OUR COMMITMENTS

WHO WE ARE

AND HOW WE WORK.

OUR BUSINESS FOCUS AND

HOW WE MOVE FORWARD.

PERFORMANCE

Our customers have a choice, and how we perform determines whether they choose us. We aim high, set ambitious goals and deliver superior results, and we use customer feedback to recalibrate as necessary. We move quickly but make well-reasoned decisions because our future depends on them.

OPPORTUNITY

Our employees’ ideas and inspiration create opportunities everywhere, and without limits. We strive to continuously improve all aspects of what we do as a company and as individuals. We support and pursue lifelong learning and to expand our knowledge and capabilities and to engage with the world outside KLXE. We take prudent risks, we experiment, we cooperate with each other and, importantly, we learn from the consequences of our actions.

RESULTS

We believe KLXE is a preferred investment because we set aggressive targets and always strive to outperform our goals. We communicate honestly and forthrightly to investors, and strive to deliver consistently against our communicated goals. We are a company of realists and optimists and we believe we project these values in everything we do.

INNOVATION

We are a company of ideas that are nurtured by a commitment to continuous improvement and product and service enhancements. Our prior achievements inspire us to reach for excellence in everything we do. We seek and share ideas openly and encourage diversity of experience and opinion.

RESPONSIBILITY

We aim to maintain the highest ethical, environmental and safety standards and we encourage and celebrate our employees’ active participation in achieving these goals.

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PROXY STATEMENT SUMMARY

This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and the 2021 Annual Report before voting. Our 2020 fiscal year ended on January 31, 2021. On September 3, 2021, our Board of Directors of the Company (the “Board”) approved a change in our fiscal year end from January 31 to December 31, effective beginning with the eleven-month period ended December 31, 2021 (the “Transition Period”).

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore permitted to provide less disclosure about our executive compensation arrangements than is generally required for other public companies. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. We have elected to use these scaled disclosure requirements available to us as an emerging growth company and are not soliciting stockholder votes on our executive compensation.

This Proxy Statement contains information related to the KLX Energy Services Holdings, Inc. (“KLXE” or the “Company”) 2022 Annual Meeting of Stockholders (the “Annual Meeting”). We are providing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of our proxy materials. The foregoing Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card (“Proxy Card”), together with the Company’s 2021 Annual Report to Stockholders (the “2021 Annual Report”), which includes the Company’s Transition Report on Form 10-K for the eleven months ended December 31, 2021 (collectively the “Proxy Materials”), are available to stockholders in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our Proxy Materials. All stockholders who have so requested will receive a paper copy of the Proxy Materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our Proxy Materials.

On or around April 18, 2022, we began mailing a Notice of Internet Availability to our stockholders entitled to notice of and to vote at the Annual Meeting. We have also made the Proxy Materials available free of charge on our website at www.KLXEnergy.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to KLX Energy Services Holdings, Inc. at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056, Attn: Corporate Secretary, or by emailing investors@klxenergy.com.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

The Annual Meeting is being held for the following purposes:

(1)	To elect two Class I Directors, each for a term that expires at the 2025 Annual Meeting of the Stockholders and until his successor is duly elected or qualified;

(2)	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2022; and

(3)	To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

VOTING YOUR SHARES

Stockholders as of the record date of April 8, 2022, are entitled to vote. As of April 8, 2022, there were 11,579,223 shares of KLXE common stock outstanding and each share of the Company’s common stock is entitled to one vote for each director nominee and one vote for each of the other proposals. Stockholders of record may vote their shares virtually during the Annual Meeting or before the Annual Meeting by using any of the following methods:

By Internet	By Mail	By Phone

Visit www.investorvote.com/KLXE	Complete, sign and date the Proxy Card and return the Proxy Card in the prepaid envelope	Call toll free 1-800-652-8683

For additional information on attending the virtual Annual Meeting and voting your shares, please see “Questions and Answers About the Proxy Statement and the Annual Meeting” below.

2021 PERFORMANCE

A summary of our financial results as of December 31, 2021 is set forth below:

Transition Period 2021 Financial Results

•    Revenues of $436.1 million, an increase of 76.3% as compared to the same period last year

•    Operating loss, net loss, and net loss per diluted share were $(64.1) million, $(93.8) million, and $(10.83) per share, respectively

•    Generated cash flow from operating activities of $(55.6) million

•    Adjusted EBITDA loss of $0.1 million, an improvement of $15.7 million as compared to the Fiscal Year ended January 31, 2021(1)

(1)

We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. See “Appendix A” for further detail.

GOVERNANCE HIGHLIGHTS

Our commitment to high ethical standards is reflected in the sound governance practices our Board follows.

Independence	• Six of our seven current directors are independent.
• No members of management are a director.
• Each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (together, the “Committees”) is composed exclusively of independent directors.
Executive Sessions	• The independent directors regularly meet in private without management.
• Our Board Committees meet in executive session at each regularly scheduled meeting, no fewer than four times per year for our Audit Committee and Compensation Committee.
Board Oversight of Risk Management	• Our Board reviews our systematic approach to identifying and assessing risks faced by the Company.

•   The Audit Committee reviews our overall enterprise risk management policies and practices, financial risk exposures and the delegation of risk oversight responsibilities to other Board Committees.

•   Our Audit Committee meets regularly with our information technology director to discuss enterprise resource planning (“ERP”) and cybersecurity risk matters.

• The Audit Committee meets with our independent auditor without management present at each quarterly meeting of the Board and its Committees.
Board Practices	• Our Board annually reviews its effectiveness as a group.
• Nomination policies are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.
Accountability

•   Our corporate governance guidelines provide that any nominee for director who receives a greater number of “withheld” votes than “for” votes in an uncontested election shall tender their resignation to the Chairman of the Board (the

“Chairman”). Then the Chairman, considering the best interests of the Company and any current or foreseeable factors or circumstances related to this director, shall recommend to the Board whether or not to accept the resignation, and if so, under what conditions. Within ninety days of the stockholder vote, the Board shall decide whether or not to accept the director’s tendered resignation, and then the Company will make a public announcement of the Board’s decision.

Prohibition on Hedging; Pledging of KLX Energy Services Shares

•   To avoid conflicts of interest that could undermine the goals of our share ownership policy and the focus on sustainable long-term growth, the Company prohibits directors and employees from entering into transactions involving short sales of our securities or put or call options based on our securities, except for options granted under KLX Energy Services compensation programs. In addition, directors and named executive officers are generally prohibited from holding Company shares in a margin account or pledging Company shares as collateral for a loan.

2021 EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program is designed to incentivize our executives in a manner consistent with our stockholders’ long-term interests. The Compensation Committee has established the compensation for Christopher J. Baker, Keefer Lehner and Max Bouthillette (the “NEOs”).

See “Executive Compensation” starting on page 21 for a summary of the compensation arrangements for our NEOs.

PROPOSAL 1: ELECTION OF DIRECTORS

We are seeking your support in electing the candidates that we have nominated to serve on our Board. We believe that these nominees have qualifications consistent with our position as a leading independent provider of completion, intervention, production and drilling services to the major onshore oil and gas producing regions of the United States. We also believe that these nominees have the experience and perspective to guide the Company as we continue to compete, and to innovate and adjust to rapidly changing technologies, business cycles and competition.

As of the date of mailing, we have seven members on our Board. However, on April 12, 2022, Richard G. Hamermesh announced to the Board his intention to retire effective as of the Annual Meeting and his desire not to stand for re-election as a Class I director at the Annual Meeting. The Board plans to reduce the size of the Board to six members effective as of the Annual Meeting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is divided into three classes, each as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. The directors designated as Class I directors have terms expiring at the 2022 Annual Meeting of Stockholders, the directors designated as Class II directors have terms expiring at the 2023 Annual Meeting of Stockholders and the directors designated as Class III directors have terms expiring at the 2024 Annual Meeting of Stockholders.

The Board has nominated the following persons for election as Class I directors to serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal:

Gunnar Eliassen

John T. Whates

The persons named in the attached proxy intend to vote each share as to which a proxy has been properly executed and returned or submitted over the telephone or on the Internet and not revoked in favor of the election as directors of the nominees named above, who are now directors of the Company, unless authority to vote for the election of such nominee is withheld by marking the proxy to that effect. The attached proxy cannot be voted for a greater number of persons than two.

The director nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on the Board if elected. However, if the nominees should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board. Stockholders may not cumulate their votes in the election of our directors.

Set forth below under “Board of Directors” is background information with respect to our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. There are no family relationships among any of our directors or executive officers. Please see “Share Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

Required Vote of Stockholders

To be elected to the Board, a nominee must receive a plurality of votes cast, which means a nominee will be elected in an uncontested election if he or she receives at least one vote “FOR” such nominee. Nevertheless, if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must submit his or her offer of resignation to the Chairman of the Board. See “Nomination of Directors” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS

Set forth below is the business experience of, and certain other information regarding, the director nominees and the other continuing directors of the Company. The directors’ ages are as of April 18, 2022.

Directors and Director Nominee	Position and Offices	Director Since	Age
Richard G. Hamermesh (1)(2)	Non-Executive Chairman and Class I Director	2018	74
John T. Collins	Class II Director	2018	75
Gunnar Eliassen	Class I Director	2020	36
Thomas P. McCaffrey	Class III Director	2018	68
Corbin J. Robertson, Jr.	Class III Director	2020	74
Dag Skindlo (1)	Class II Director	2020	54
John T. Whates, Esq.	Class I Director	2018	74

(1) Effective as of the Annual Meeting, Mr. Skindlo will rotate into the non-executive Chairman position.

(2) Mr. Hamermesh’s term will expire at the Annual Meeting.

John T. Collins. John T. Collins has been a Director since September 2018. He served as non-executive Chairman of the Board from May 2020 to June 2021. He served on the board of directors of KLX Inc. from December 2014 until its sale to The Boeing Company in October 2018. From 1986 to 1992, Mr. Collins served as the President and Chief Executive Officer of Quebecor Printing (USA) Inc., which was formed in 1986 by a merger with Semline Inc., where he had served in various positions since 1968, including since 1973 as President. During his term, Mr. Collins guided Quebecor Printing (USA) Inc. through several large acquisitions and situated the company to become one of the leaders in the industry. From 1992 to 2017, Mr. Collins was the Chairman and Chief Executive Officer of The Collins Group, Inc., a manager of a private securities portfolio and minority interest holder in several privately held companies. Mr. Collins currently serves on the board of directors for Federated Funds, Inc., and has done so since 2011, and he has also served on the board of directors for several public companies, including Bank of America Corp. and FleetBoston Financial. In addition, Mr. Collins has served as Chairman of the Board of Trustees of his alma mater, Bentley University. Our Board benefits from Mr. Collins’s many years of experience in the management, acquisition and development of several companies.

Gunnar Eliassen. Gunnar Eliassen became a Director of KLXE upon the completion of the merger of Krypton Merger Sub, Inc., an indirect wholly owned subsidiary of KLXE, with and into Quintana Energy Services, Inc. (“QES”), with QES surviving the merger as a subsidiary of KLXE (the “Merger”) in July 2020. Previously, Mr. Eliassen served on the QES Board from the company’s formation in 2017 through July 2020. Mr. Eliassen served on the board of directors of the general partner of Quintana Energy Services LP (“QES LP”) from January 2017 until July 2020. Mr. Eliassen serves on the board of directors of and has been employed by Seatankers Services (UK) LLP, an affiliated company of Geveran Investment Limited and its affiliates (“Geveran”), since 2016, where he is responsible for overseeing and managing various public and private investments. Mr. Eliassen is also currently a director and Restructuring Steering Committee member of Seadrill Limited and a director of Seadrill Partners LLC. Mr. Eliassen’s past experience includes his role as Partner at Pareto Securities (New York), where he worked from 2011 to 2015 and was responsible for execution of public and private capital markets transactions with emphasis on the energy sector. Mr. Eliassen received a Master in Finance from the Norwegian School of Economics. Our Board benefits from Mr. Eliassen’s extensive experience with public and private investments, including investments in the oil and natural gas industry.

Thomas P. McCaffrey. Thomas P. McCaffrey has served as a member of the Board since May 2020. Mr. McCaffrey served as Chairman of the Integration Committee of the Board upon completion of the Merger until the Committee was disbanded in December 2020. From May 1, 2020 until July 28, 2020, Mr. McCaffrey served as President and Director of KLX Energy Services Holdings, Inc. Mr. McCaffrey previously served as President, Chief Executive Officer and Chief Financial Officer of KLXE, from April 30, 2020 through the completion of the Merger. Previously, Mr. McCaffrey served as Senior Vice President and Chief Financial Officer of KLXE from September 2018 until April 30, 2020. Prior to that, Mr. McCaffrey served as President and Chief Operating Officer of KLX Inc. from December 2014 until its sale to The Boeing Company in October 2018 and as Senior Vice President and Chief Financial Officer of B/E Aerospace from May 1993 until December 2014. Prior to joining B/E Aerospace, Mr. McCaffrey practiced as a Certified Public Accountant for 17 years with a large international accounting firm and a regional accounting firm based in California. Since 2016, Mr. McCaffrey has served as a member of the Board of

Trustees of Palm Beach Atlantic University and served as a member of various committees and is currently Chairman of its Audit Committee. Our Board benefits from Mr. McCaffrey’s extensive leadership experience, thorough knowledge of the company’s business and industry, and strategic planning experience.

Corbin J. Robertson, Jr. Corbin J. Robertson, Jr. became a Director upon the completion of the Merger in July 2020. Previously, Mr. Robertson served as Chairman of the QES Board from the company’s formation in 2017 through July 2020. Mr. Robertson served as Chairman of the board of directors of the general partner of QES LP from the time the board was established. Mr. Robertson has also served as Chief Executive Officer and Chairman of the board of directors of GP Natural Resource Partners LLC since 2002. He has served as the Chief Executive Officer and Chairman of the board of directors of the general partners of Western Pocahontas Properties Limited Partnership since 1986, Great Northern Properties Limited Partnership since 1992, Quintana Minerals Corporation since 1978 and as Chairman of the board of directors of New Gauley Coal Corporation since 1986. He also serves as a Principal with Quintana Capital Group, L.P. (“Quintana”), Chairman of the board of the Cullen Trust for Higher Education and on the boards of the American Petroleum Institute, the National Petroleum Council, Baylor College of Medicine and the World Health and Golf Association. In 2006, Mr. Robertson was inducted into the Texas Business Hall of Fame. Mr. Robertson attended the University of Texas at Austin where he earned a B.B.A. from the Business Honors Program. Our Board benefits from Mr. Robertson’s extensive industry experience, his extensive experience with oil and gas investments and his board service for several companies in the oil and natural gas industry.

Dag Skindlo. Dag Skindlo has been a Director since the completion of the Merger in July 2020. Previously, Mr. Skindlo served on the QES Board from its formation in 2017 and served on the board of directors of the general partner of QES LP from April 2016. Mr. Skindlo has served as member of the board of directors and as the Chief Executive Officer for Archer Limited since March 2020, and he previously served as a director and the Chief Financial Officer of Archer Limited from April 2016 until March 2020. Mr. Skindlo is a business-oriented executive with 25 years of oil and natural gas industry experience. Mr. Skindlo joined Schlumberger in 1992 where he held various financial and operational positions. Mr. Skindlo then joined the Aker Group of companies in 2005, where his experience from Aker Kvaerner, Aker Solutions and Kvaerner includes both global CFO roles and Managing Director roles for several large industrial business divisions. Prior to joining Archer Well Company Inc. in 2016, Mr. Skindlo was with private equity group HitecVision, where he served as CEO for Aquamarine Subsea. Mr. Skindlo earned a Master of Science in Economics and Business Administration from the Norwegian School of Economics and Business Administration (NHH). We believe Mr. Skindlo is qualified to continue serve on the Board due to his vast business experience, having founded and served as a director and as an officer of multiple companies, both private and public, and his service on the boards of numerous non-profit organizations.

John T. Whates, Esq. John T. Whates, Esq. has served as a member of the Board since September 2018. He served on the board of directors of KLX Inc. from December 2014 until its sale to The Boeing Company in October 2018. Mr. Whates has been an independent tax advisor and involved in venture capital and private investing since 2005. He is a member of the board of directors of Dynamic Healthcare Systems, Inc., was a member of the board of directors of Rockwell Collins from April 2017 until February 2018 and was the Chairman of the Compensation Committee of B/E Aerospace until its sale to Rockwell Collins in April 2017. From 1994 to 2011, Mr. Whates was a tax and financial advisor to B/E Aerospace, providing business and tax advice on essentially all of its significant strategic acquisitions. Previously, Mr. Whates was a tax partner in several of the largest public accounting firms, most recently leading the High Technology Group Tax Practice of Deloitte LLP in Orange County, California. He has extensive experience working with aerospace and other public companies in the fields of tax, equity financing and mergers and acquisitions. Mr. Whates is an attorney licensed to practice in California and was an Adjunct Professor of Taxation at Golden Gate University. Our Board benefits from Mr. Whates’s extensive experience, multi-dimensional educational background, and thorough knowledge of the company’s business and industry.

CORPORATE GOVERNANCE

The Board of Directors currently has seven members. As previously discussed under “Proposal 1: Election of Directors,” the Board plans to reduce the size of the Board to six members effective as of the Annual Meeting. In connection with his upcoming retirement, Richard G. Hamermesh will not be standing for election as a Class I director at the Annual Meeting.

The following table identifies the current members of the Board, the standing committees of the Board on which they serve and the chairman of each committee as of the date of this Proxy Statement.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee(1)
John T. Collins+	*	*	*
Gunnar Eliassen+	*	*	**
Richard G. Hamermesh+			*
Thomas P. McCaffrey
Corbin J. Robertson, Jr.+		**	*
Dag Skindlo+	*		*
John T. Whates, Esq.+	**	*	*

*	Committee Member

**	Committee Chairman

+	Independent

(1)	Effective as of the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Messrs. Eliassen (Chairman), Collins, Robertson, Skindlo and Whates.

After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, the Board has affirmatively determined that each of Messrs. Collins, Eliassen, Hamermesh, Robertson, Skindlo and Whates has no material relationships with the Company and is “independent” under the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Market (“Nasdaq”). In addition, the Board determined that, during their service on the Board in 2021, each of Dalton Boutté, Jr. and Stephen M. Ward, Jr. were independent in accordance with the rules and regulations of the SEC and Nasdaq.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the roles of Chairman and President and Chief Executive Officer (“CEO”) should remain separate and that an independent director should serve as the Chairman of the Board. Mr. Hamermesh, an independent director, has served as non-executive Chairman of the Board since June 2021 and, effective as of the Annual Meeting, Mr. Skindlo, an independent director, will rotate into the non-executive Chairman position. The Board believes that the current leadership of the Board, when combined with the other elements of its corporate governance structure, strikes an appropriate balance between strong leadership and independent oversight of the Company’s business and affairs.

The Board is composed of a majority of independent directors. Six out of the seven members of the Board are independent, and the chair and members of each of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors. Effective as of the Annual Meeting, five out of six members of the Board will be independent, along with the chair and members of each of the Board’s committees. The Company’s independent directors bring experience, oversight and expertise from outside the Company. As a result, independent directors oversee all significant matters affecting KLXE, including the Company’s financial statements, executive compensation matters, the nomination and assessment of directors and the risk management practices. Independent directors regularly meet in executive sessions not attended by the non-independent directors and management in conjunction with each regular Board and committee meeting and as they otherwise deem appropriate.

At each executive session, the respective chair of the Board committee relating to the specific matter discussed by the independent directors, leads the discussion. For example, the chair of the KLXE Nominating and Corporate Governance Committee leads the discussions with respect to director nominations, the current composition of the Board and other Board policy matters.

Following each executive session, the independent directors report the results of the discussions to the full Board, as appropriate. These discussions are led by the appropriate committee chair. Additional executive sessions may be convened at any time at the request of an independent director and, in such event, the independent director chairperson of the committee most closely associated with the discussed topic leads the discussion and the report to the full Board. During executive sessions, directors also discuss and propose matters to be included in the agenda for future Board meetings.

MEETINGS OF THE BOARD AND ITS COMMITTEES

During 2021, the Board held 13 meetings and met in executive session on three of those occasions. Committee meetings were held in 2021 as follows:

Committee Name	Number of Meetings
Audit Committee	4
Compensation Committee	4
Nominating and Corporate Governance Committee	3

All members of the Board attended, on average, at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee on which he served in 2021.

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are encouraged but not required to attend our annual stockholder meetings. Each member of our Board attended our 2021 annual meeting of stockholders.

COMMITTEES OF THE BOARD

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Copies of the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website, www.KLXEnergy.com, in the Investor Relations section. Please note that the information contained in or connected to our website is not a part of this Proxy Statement and will not be deemed incorporated by reference unless expressly stated otherwise.

Audit Committee

The Audit Committee is composed of Messrs. Collins, Eliassen, and Skindlo, with Mr. Whates serving as Chairman. All directors serving on the Audit Committee are or were independent committee members as defined by Nasdaq and SEC rules. Our Board has determined that Mr. Whates is an “audit committee financial expert” in accordance with SEC rules.

The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors’ qualifications, independence and performance, and monitoring the performance of our internal audit and control functions.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Collins, Eliassen and Whates, with Mr. Robertson serving as Chairman. All of the members of the Compensation Committee (including Messrs. Ward and Boutté during their service on the Compensation Committee in 2021) are or were independent as defined by Nasdaq rules.

The Compensation Committee provides recommendations to the Board regarding compensation matters and oversees the Company’s incentive and compensation plans. Together with management (with the exception of compensation matters related to our CEO), and any counsel or other advisors it deems appropriate, including the Compensation Committee’s consultant F.W. Cook (“FWC”), the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final recommendation to the Board for consideration. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals, and changes in an executive officer’s duties and responsibilities.

The Compensation Committee has the power to delegate its authority and duties to subcommittees or individual members of the Compensation Committee or, to the extent permitted by the terms of any plan, to officers of our Company or other persons in each case as it deems appropriate in accordance with applicable laws and regulations and the requirements of Nasdaq. Management input is taken into consideration in assessing the performance and pay levels of our key management employees as well as the establishment of bonus measures and targets, but ultimate decision-making regarding compensation of our NEOs remains with the Compensation Committee and ultimately the Board.

To gain a perspective on external pay levels, emerging practices and regulatory changes, the Compensation Committee of the Board engaged an outside executive compensation consultant to provide benchmark and survey information and advise the Compensation Committee as it reviewed our executive and director compensation programs. The Compensation Committee selected FWC as its consultant. Historically, the Compensation Committee has tasked its outside executive compensation consultant with gathering market competitive data, reviewing compensation plan design alternatives and advising the Compensation Committee on director and executive compensation trends and best practices.

The compensation consultant reports to, and is directed by, the Compensation Committee, which has sole authority to retain or terminate compensation advisers. The Compensation Committee reviewed information regarding the independence and potential conflicts of interest FWC, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on this review, the Compensation Committee concluded that the engagement of FWC did not raise any conflicts. Other than services provided for the Compensation Committee, the compensation consultants did not provide additional services to the Company for the year ended December 31, 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Messrs. Collins, Hamermesh, Robertson, Skindlo, and Whates, with Mr. Eliassen serving as Chairman. Following the Annual Meeting, the Nominating and Corporate Governance Committee will be composed of Messrs. Collins, Robertson, Skindlo, and Whates, with Mr. Eliassen serving as Chairman. The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board by actively identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders and making recommendations with respect to corporate governance matters. All members of the Nominating and Corporate Governance Committee (including Messrs. Ward and Boutté during their service on the Nominating and Corporate Governance Committee in 2021) are or were independent as defined by the Nasdaq rules.

NOMINATION OF DIRECTORS

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to our Board nominees for election and re-election to the Board and will consider nominations submitted by stockholders. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, evaluates candidates proposed by stockholders using the same criteria as for other candidates.

The Chairman and the Nominating and Corporate Governance Committee seek to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to leadership, business operations, finance and industry knowledge. The Nominating and Corporate Governance Committee reviews with the Chairman and the full Board, on a periodic basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to the Company of its members and of the Company’s anticipated needs. All of our independent directors serve on Board Committees, further supporting the Board by providing experience to those Committees. The needs of each Committee are also reviewed when considering nominees to the Board.

When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the size of the Board and the needs of the Board at a given point in time. In nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors who exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skills, expertise and industry experience sufficient to provide sound guidance with respect to our operations and activities.

Under our Nominating and Corporate Governance Committee charter, directors must inform the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board of directors, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. We also discourage our directors from serving on the board of directors of more than three public companies.

To recommend a nominee, a stockholder shall give notice to our Corporate Secretary at our principal executive offices located at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056. The form and substance of the nominations must satisfy the requirements established by our Fourth Amended and Restated Bylaws and the SEC. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected. The notice must be given (i) with regard to nominations to be brought before an annual meeting to be held on a day not more than 30 days in advance of the anniversary of the previous year’s meeting nor more than 70 days after the anniversary of the previous year’s meeting, not later than 90 days nor earlier than 120 days in advance of the anniversary of the previous year’s meeting or (ii) with regard to nominations for any other annual meeting, within ten days following the public announcement of the date of such meeting. Once we receive the nomination and written request for a questionnaire, we will deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2022 Annual Meeting of Stockholders.

BOARD DIVERSITY

The Chairman of the Board and the Nominating and Corporate Governance Committee, in accordance with the Board’s governance principles, seek to create a Board that, as a whole, is strong in its collective knowledge and diverse in its skills and experience with respect to industry knowledge, vision and strategy, human resource management, general management and leadership, marketing, business operations, business judgment, crisis management, risk assessment, accounting and finance, capital markets, general corporate governance and global markets.

In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and such other factors that the Nominating and Corporate Governance Committee considers appropriate so that the Board includes members, if suitable, with diverse backgrounds, perspectives, skills and experience, who are likely to serve the Company’s anticipated needs and enhance Board dynamics and effectiveness. The Nominating and Corporate Governance Committee believes our Board has achieved its diversity objectives as evidenced by Board members with extensive experience in general management, human resources, manufacturing operations, marketing, engineering, capital markets, developing and executing mergers and acquisition strategies, including successful integration activities related thereto, as founders or co-founders of a multitude of businesses, and the collective experiences developed during their business careers in various industries, including oil and natural gas and related industries.

BOARD DIVERSITY MATRIX

The table below provides certain highlights of the composition of our Board members and nominees as of April 18, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF APRIL 18, 2022)

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	-	7	-	-

Part II: Demographic Background

African American or Black	-	-	-	-

Alaskan Native or Native American	-	-	-	-

Asian	-	-	-	-

Hispanic or Latin Origin	-	-	-	-

Native Hawaiian or Other Pacific Islander	-	-	-	-

White	-	7	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-

Did Not Disclose Demographic Background	-

PLURALITY PLUS MAJORITY VOTING FOR DIRECTORS

Under the Company’s Amended and Restated Certificate of Incorporation, in order for a director to be elected at the annual meeting, a plurality of the votes cast with respect to the director’s election must be cast “for” the director. Abstentions and broker non-votes are excluded from calculation of the vote results. In an uncontested election of directors, any director who receives the same or a greater number of “withheld” votes than votes “for” their election shall promptly tender their resignation to the Chairman of the Board. The Chairman of the Board then recommends to the Board whether to accept or reject the resignation, and the Board must make a decision by 90 days after the date of the meeting at which the election took place. Any director who tenders a resignation does not participate in this decision. The Company shall then make a public announcement of the Board’s decision to accept or reject the resignation.

RISK OVERSIGHT

Our Risk Management Framework

KLXE has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Under KLXE’s policies, the Company’s Senior Vice President and Chief Accounting Officer, in conjunction with Vice President of Operations, is responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks and prioritizing risks and actions to be taken in response. The Vice President of Operations reports to KLXE’s CEO on actions to monitor and manage significant risks in order to remain within KLXE’s range of risk tolerance.

The CEO, Chief Financial Officer, and General Counsel of the Company periodically report on KLXE’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee annually reviews major financial risk exposures and a number of operational, compliance, reputational and strategic risks, including cyber risks, as well as practices to monitor and manage those risks. The Audit Committee also reviews overall policies and practices for enterprise risk management, including the delegation of practices and a number of significant risks in the course of their reviews of corporate strategy, business plans, reports of Board committee meetings and other presentations, including presentations from the Company’s director of information technology.

Board and Committee Risk Oversight Responsibilities

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risk management process and structure, strategic risks associated with business plan, and other significant risks such as major litigation, business development risks and succession planning.
Audit Committee	Material financial risk exposures, significant operational, compliance, reputational and strategic risks, cyber risks and overall policies and practices for enterprise risk management.
Compensation Committee	Risks related to executive recruitment, assessment, development, retention and succession policies and programs, risks associated with compensation policies and practices, including incentive compensation.
Nominating and Corporate Governance Committee	Risks and exposures related to corporate governance, leadership structure, effectiveness of Board and Committee oversight, review of director candidates, conflicts of interest and director independence.

The Board and Compensation Committee believe our compensation incentives reflect the appropriate balance between opportunity and risk, and will encourage executives to act in a manner consistent with this balance. We mitigate compensation-related risks to our long-term performance, ethical standards and reputation in the following ways:

What We Do	What We Don’t Do

•   Link NEO and executive pay to performance through long-term incentive compensation

•   Use time-based vesting (usually on a four-year ratable schedule) or performance-based vesting for equity awards

•   Utilize an independent compensation consultant

•   Post-employment covenants with every current KLXE executive officer prohibiting acts involving use of proprietary information, soliciting KLXE employees and in certain cases, engaging in competitive activities

•   No excise tax gross-ups upon change in control

•   No hedging or pledging or speculative transactions in our securities by directors and executive officers

•   No repricing of equity awards without stockholder approval

•   No encouraging imprudent risk taking

OUR COMMITMENT TO SOUND CORPORATE GOVERNANCE

KLXE is committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics, while promoting growth in long-term stockholder value.

Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of the Company and our stockholders. KLXE has developed sound governance standards, as found in our Code of Business Conduct, corporate governance guidelines, systematic approach to risk management, and our commitment to transparent financial reporting and strong internal controls.

We encourage you to visit the Governance section of our Investor Relations website (https://investor.KLXEnergy.com/investor-relations) where you will find detailed information about corporate governance at KLXE, including:

•	Our Corporate Governance Guidelines

•	Charters for our Board Committees

•	Our Code of Business Conduct

CODE OF BUSINESS CONDUCT

We have adopted a Code of Business Conduct, applicable to all employees, directors and officers. The Code of Business Conduct meets the requirements of Item 406 of Regulation S-K, as well as the applicable requirements of a “code of business conduct and ethics” under the Nasdaq listing standards. The Code of Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Code of Business Conduct is available on our website located at www.KLXEnergy.com under Investor Relations. Amendments to, or waivers of the provisions of, the Code of Business Conduct, if any, made with respect to any of our directors and officers will be posted on our website.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

To facilitate the ability of stockholders to communicate with our Board, communications may be sent to one or more of its members, including the independent and non-management directors as a group. Interested parties may contact the Board, any Board committee, or any Board member (including the Chairman of the Board), by writing to them at the following address:

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

Attn: Corporate Secretary

The envelope containing each communication should be clearly marked as “Shareholder Communication with Directors” and clearly identify the intended recipient(s) of the communication so that the communication can be forwarded to the specified parties.

Our Corporate Secretary reviews all correspondence addressed to the Board and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our stockholders. Directors may at any time review the log of all correspondence received by our Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Audit Committee, other than potential ethical and conflict-of-interest situations, which are directed to the Nominating and Corporate Governance Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Collins, Eliassen and Whates, with Mr. Robertson serving as Chairman. Messrs. Ward and Boutté served as members of the Compensation Committee for a portion of 2021. No person who is or has been an officer or other employee of the Company served as a member of the Company’s Compensation Committee. During the year ended December 31, 2021, no executive officer of the Company served as a member of the Compensation Committee of the board (or as a director) of any company where an executive officer of such company is a member of the Compensation Committee or a director of the Company. No member of the Compensation Committee was a party to any transaction required to be disclosed as a related-person transaction.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based on our review of the filed reports, we believe that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2021, except that certain corrective Form 4s were filed on April 18, 2022 for our Section 16 officers resolving the treatment of certain cash-settled RSUs that were converted in the Merger.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board previously established a policy that prohibits our directors and executive officers from engaging in short sales of our securities. Our directors and executive officers are also prohibited from selling or purchasing puts or calls, trading in or writing options, or engaging in other hedging activities with respect to our securities. Directors and executive officers are also prohibited from holding Company securities in a margin account or pledging our securities as collateral for a loan, unless pre-clearance is obtained after the director or executive officer clearly demonstrates the financial capability to repay the loan without resorting to the pledged securities.

COMPENSATION OF DIRECTORS

We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. Accordingly, we maintain implemented a comprehensive director compensation policy for our non-employee directors, which consists of:

•

An annual cash retainer of $90,000 for each non-employee director except the non-executive Chairman of the Board who receives an annual cash retainer of $170,000, in each case, payable quarterly in arrears;

•	An annual equity-based award granted to each non-employee director with an aggregate fair market value of approximately $30,000 on the date of grant; and

•	An annual cash fee of $10,000 payable to each chair of the Audit Committee, Compensation Committee, and Nominating and Governance Committee.

In addition, the business and travel expense reimbursement policy and the corporate aircraft terms described above remain in effect following the Merger.

DIRECTOR COMPENSATION

The following table summarizes the compensation for our non-employee directors during the Transition Period (which was the eleven-month period ended December 31, 2021):

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
John T. Collins	$170,000	$30,000	—	$200,000
Gunnar Eliassen	$100,000	$30,000	—	$130,000
Richard G. Hamermesh (1)	$140,000	$30,000	—	$170,000
Thomas P. McCaffrey	$90,000	$30,000	—	$120,000
Corby J. Robertson	$100,000	$30,000	—	$130,000
Dag Skindlo (1)	$90,000	$30,000	—	$120,000
John T. Whates, Esq.	$100,000	$30,000	—	$130,000
Stephen M. Ward, Jr. (2)	$45,000	$30,000	—	$75,000
Dalton Boutté, Jr. (2)	$55,000	$30,000	—	$85,000

(1)  Mr. Hamermesh has served as the non-executive Chairman of the Board since June 2021. Effective as of the Annual Meeting, Mr. Skindlo will rotate into the position of non-executive Chairman of the Board.

(2)  Each of Messrs. Ward and Boutté ceased serving as directors on June 8, 2021.

(3)  The amounts shown reflect cash compensation earned by our non-employee directors during the Transition Period. Such compensation was earned in accordance with the terms and conditions of our director compensation policy described above under “Compensation of Directors”.

(4)  Reflects the aggregate grant date fair value of restricted stock awards granted to our non-employee directors under the KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (as amended from time to time, the

“LTIP”) during the Transition Period, computed in accordance with FASB ASC Topic 718. Each award consisted of 2,257 shares of restricted stock, which was granted on March 5, 2021. Each award will vest in full on the first anniversary of the grant date, subject to continued service on the Board. As of December 31, 2021, each non-employee director held 2,257 shares of restricted stock.

AUDIT COMMITTEE

The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors’ qualifications, independence and performance, and monitoring the performance of our internal audit and control functions. The Audit Committee is currently composed of four directors: Messrs. Collins, Eliassen, Skindlo and Whates, and operates under a written charter adopted and approved by the Board, which is available on our website at www.KLXEnergy.com in the Investor Relations section. Mr. Whates currently chairs the Audit Committee.

Our Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All four current directors serving on the Audit Committee are independent Committee members as defined by Nasdaq Stock Market and SEC rules. Our Board has determined that Mr. Whates is an “audit committee financial expert” in accordance with SEC rules.

We have adopted a Code of Business Conduct, applicable to all employees, directors and officers. The Code of Business Conduct meets the requirements of Item 406 of Regulation S-K, as well as the applicable requirements of a “code of business conduct and ethics” under Nasdaq listing standards. The Code of Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Code of Business Conduct is available on our website located at www.KLXEnergy.com under Investor Relations. Amendments to, or waivers of the provisions of, the Code of Business Conduct, if any, made with respect to any of our directors and officers will be posted on our website.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 18, 2022.

Name	Position	Age
Christopher J. Baker	President and Chief Executive Officer	49
Keefer M. Lehner	Executive Vice President and Chief Financial Officer	36
Max L. Bouthillette	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	53

Christopher J. Baker. Christopher J. Baker became the President and Chief Executive Officer of KLXE upon completion of the Merger in July 2020. Additionally, since the completion of the Merger in July 2020, Mr. Baker has served as: (i) President, Treasurer and Director of Krypton Intermediate, LLC, Krypton Holdco, LLC, and KLX Energy Services Inc.; (ii) President and Director of KLX Energy Services LLC; and (ii) Vice President of KLX Directional Drilling LLC and Centerline Trucking LLC. Previously, Mr. Baker served as President and Chief Executive Officer and as a member of the board of directors of QES from August 2019 through July 2020. Mr. Baker previously served as Executive Vice President and Chief Operating Officer of QES from its formation in 2017 until August 2019 and has served in the same role at QES LP from November 2014 to July 2020. Mr. Baker previously served as Managing Director-Oilfield Services of the Quintana private equity funds, where he was responsible for sourcing, evaluating and executing oilfield service investments, as well as overseeing the growth of and managing and monitoring the activities of Quintana’s oilfield service portfolio companies beginning in 2008. Prior to joining Quintana, Mr. Baker served as an Associate with Citigroup Global Markets Inc.’s (“Citi”) Corporate and Investment Bank where he conducted corporate finance and valuation activities focused on structuring non-investment grade debt transactions in the energy sector. Prior to his time at Citi, Mr. Baker was Vice President of Operations for Theta II Enterprises, Inc. where he focused on project management of complex subsea and inland marine pipeline construction projects. Mr. Baker attended Louisiana State University, where he earned a B.S. in Mechanical Engineering, and Rice University, where he earned an M.B.A.

Keefer M. Lehner. Keefer M. Lehner became the Executive Vice President and Chief Financial Officer of KLXE upon completion of the Merger in July 2020. Additionally, since the completion of the Merger in July 2020, Mr. Lehner has served as: (i) Vice President and Director of Krypton Intermediate, LLC, Krypton Holdco, LLC, KLX Energy Services LLC and KLX Energy Services Inc.; and (ii) Vice President of KLX Directional Drilling LLC and Centerline Trucking LLC. Previously, Mr. Lehner served as Executive Vice President and Chief Financial Officer of QES since its formation in 2017 through July 2020. Mr. Lehner served in that same role at QES LP from January 2017 to July 2020 and previously served as the Vice President, Finance and Corporate Development of QES LP’s general partner from November 2014 to July 2020. Mr. Lehner previously served in various positions at the Quintana private equity funds (“Quintana”), including Vice President, from 2010 to 2014, where he was responsible for sourcing, evaluating and executing investments, as well as managing and monitoring the activities of Quintana’s portfolio companies. During his tenure at Quintana, Mr. Lehner monitored and advised the growth of the predecessors to QES. Prior to joining Quintana in 2010, Mr. Lehner worked in the investment banking division of Simmons & Company International, where he focused on mergers, acquisitions and capital raises for public and private clients engaged in all facets of the energy industry. Mr. Lehner attended Villanova University, where he earned a B.S.B.A. in Finance.

Max L. Bouthillette. Max L. Bouthillette became the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of KLXE upon completion of the Merger in July 2020. Additionally, since the completion of the Merger in July 2020, Mr. Bouthillette has served as: (i) Vice President, Secretary and Director (or Manager, as applicable) of Krypton Intermediate, LLC, Krypton Holdco, LLC, KLX Energy Services LLC and KLX Energy Services Inc.; and (ii) Vice President and Secretary of KLX Directional Drilling LLC and Centerline Trucking LLC. Previously, Mr. Bouthillette served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of QES since its formation in 2017 through July 2020. Mr. Bouthillette served on QES LP’s board of directors from April 2016 until July 2017 and Mr. Bouthillette served as QES LP’s Executive Vice President, General Counsel, Chief Compliance Officer and Secretary from July 2017 until February 2018. Prior to joining QES, Mr. Bouthillette was with Archer Limited where he served as Executive Vice President and General Counsel from 2010 to 2017, as President of Archer’s operations in South and North America since 2016 and as a Director of several of its affiliates. Mr. Bouthillette has more than 24 years of legal experience for oilfield services companies, and previously served as Chief Compliance Officer and Deputy General Counsel for BJ Services from 2006 to 2010, as a partner with Baker Hostetler LLP from 2004 to 2006 and with Schlumberger in North America (Litigation Counsel), Asia (OFS Counsel) and Europe (General Counsel Products) from 1998 to 2003. Mr. Bouthillette holds a B.B.A in Accounting from Texas A&M University and a Juris Doctorate from the University of Houston Law Center.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table and accompanying footnotes show information as of April 8, 2022 (except as noted in the footnotes below) regarding the beneficial ownership of KLXE common stock by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each member of the Board;

•	each of our executive officers; and

•	the members of the Board and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that he, she or it beneficially owns.

Included in the tables below are shares over which the person could have acquired voting power or investment power within 60 days after April 8, 2022. Voting power includes the power to direct the voting of shares held, and investment power includes the power to direct the disposition of shares held. Applicable percentage ownership and voting power is based on 11,579,223 shares of KLXE common stock outstanding as of April 8, 2022.

Unless otherwise noted below, each of the below has sole voting and investment power over the shares of common stock reflected in the table and their address is c/o KLX Energy Services Holdings, Inc., 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056.

Name of Beneficial Owner	Shares Beneficially owned	Percentage of common stock outstanding(1)
5% Stockholders:
Archer Holdco LLC and its affiliates(2)	919,998	7.9%
Geveran Investments Limited and its affiliates(3)	639,800	5.5%
Directors and Executive Officers:
Christopher J. Baker(4)(5)	216,520	1.9%
Keefer M. Lehner(4)(5)	82,050	*
Max L. Bouthillette(4)(5)	71,077	*
John T. Collins(6)	8,342	*
Gunnar Eliassen(6)	13,256	*
Richard G. Hamermesh(6)(7)	12,797	*
Thomas P. McCaffrey(6)(8)	180,742	1.6%
Corbin J. Robertson, Jr.(6)	30,179	*
Dag Skindlo(6)	13,760	*
John T. Whates, Esq.(6)	11,361	*
Executive Officers and Directors as Group (10 persons)	640,084	5.5%

*	Represents less than 1%.

(1)	Applicable percentage ownership is based on 11,579,223 shares of common stock outstanding as of April 8, 2022.

(2)

Based on a Schedule 13D jointly filed with the SEC on August 5, 2020 by Archer Limited, Archer Assets UK Limited, Archer Well Company Inc. and Archer Holdco LLC. Pursuant to the Archer 13D, Archer Holdco LLC is the record owner of these shares. Archer Holdco LLC is wholly-owned by Archer Well Company Inc., which is wholly-owned by Archer Assets UK Limited, which is wholly-owned by Archer Limited. The board of directors of Archer Limited has voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. No member of the board of directors individually has voting and dispositive power over these shares. Each such person expressly disclaims beneficial ownership over these shares, except to the extent of any pecuniary interest therein. The mailing address for Archer Holdco LLC is 5510 Clara Rd., Houston, Texas 77041.

(3)

Based on a Schedule 13D jointly filed with the SEC on August 5, 2020 by Geveran Investments Limited, Famatown Finance Limited, Greenwich Holdings Limited, C.K. Limited and John Fredriksen. Pursuant to the Geveran 13D, Geveran Investments Limited is the record holder of 446,000 of these shares and its affiliate, Famatown Finance Limited, is the record holder of 193,800 of these shares. Geveran Investments Limited and Famatown Finance Limited are wholly-owned subsidiaries of Greenwich Holdings Limited. C.K. Limited is the trustee of various trusts established by John Fredriksen for the benefit of his immediate family, which trusts are the sole shareholders of Greenwich Holdings Limited and the indirect owners of Geveran Investments Limited and Famatown Finance Limited. Mr. Fredriksen may be deemed to beneficially own these 639,800 shares through his indirect influence over Geveran Investments Limited, Famatown Finance Limited, and Greenwich Holdings Limited. Mr. Fredriksen disclaims beneficial ownership of these 639,800 shares except to the extent of his voting and dispositive interests in such shares. Mr. Fredriksen has no pecuniary interest in these 639,800 shares. The mailing address for Geveran Investments Limited is P.O. Box 53562, CY 3399, Limassol, Cyprus.

(4)

The number includes shares of common stock to be issued to the executive officer upon settlement of certain restricted stock units, as follows: Mr. Baker (11.283 shares), Mr. Lehner (8,670 shares), and Mr. Bouthillette (5,911 shares). Until settled, the executive officer has no voting or dispositive power over the common stock underlying the restricted stock units.

(5)

The number includes shares of common stock issued to the executive officer pursuant to a restricted stock award, as follows: Mr. Baker (184,933 shares), Mr. Lehner (66,645 shares), and Mr. Bouthillette (59,649 shares). Until settled, the executive officer has no dispositive power over the common stock underlying the restricted stock.

(6)

The number reported includes 3,386 shares of common stock issued to the director pursuant to a restricted stock award. Until settled, the director has no dispositive power over the common stock underlying the restricted stock.

(7)	Consists of 12,397 shares of common stock held individually by Mr. Hamermesh and 400 shares of common stock indirectly through a trust.

(8)	Consists of 180,140 shares of common stock held individually by Mr. McCaffrey and 602 shares of common stock indirectly through a family trust.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2021 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights: (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders

LTIP (1)	541,996	—	296,053

ESPP (2)	—	—	304,949

Equity compensation plans not approved by security holders	—	—	—

Total	541,996	—	601,002

(1)	The plan reported in this row is our LTIP.

(2)	The plan reported in this row is our Employee Stock Purchase Plan (as amended from time to time, the “ESPP”).

EXECUTIVE COMPENSATION

We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have opted to comply with the compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. As a result, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures. Further, our reporting obligations generally extend only to our NEOs who are (i) the individual who served as our Chief Executive Officer and (ii) our next two most highly compensated executive officers who were serving as of December 31, 2021. In accordance with the foregoing, the individuals listed below are our NEOs:

•	Christopher J. Baker, President and Chief Executive Officer

•	Keefer M. Lehner, Executive Vice President and Chief Financial Officer

•	Max L. Bouthillette, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for each of our NEOs for the Transition Period (which was the eleven-month period ended December 31, 2021) and the fiscal year ended January 31, 2021.

Name and Principal Position	Year (1)	Salary	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Christopher J. Baker	2021	$575,193	$2,936,706	$136,481	$43,230	$3,691,610
Chief Executive Officer and President	2020	$255,000	$—	$250,000	$12,078	$517,078

Keefer M. Lehner	2021	$400,000	$932,288	$69,990	$25,814	$1,428,092
Executive Vice President and Chief Financial Officer	2020	$205,846	$—	$150,000	$11,334	$367,180

Max Bouthillette	2021	$350,000	$792,446	$61,241	$37,334	$1,244,021
Executive Vice President, General Counsel and Chief Compliance Officer	2020	$181,731	$—	$131,250	$11,099	$324,080

(1)

With respect to our NEOs, the amounts reported in the Summary Compensation Table for 2021 reflect the compensation for such individuals during the Transition Period (i.e., February 1, 2021 through December 31, 2021).

(2)

Reflects the aggregate grant date fair value of restricted stock awards granted to our NEOs under the LTIP during the Transition Period, computed in accordance with FASB ASC Topic 718. Each award was granted on February 26, 2021. Mr. Baker received 195,911 shares of restricted stock, Mr. Lehner received 62,194 shares of restricted stock and Mr. Bouthillette received 52,865 shares of restricted stock. Each award will vest in four equal installments on the first four anniversaries of the grant date, subject to continued employment.

(3)

The amounts in this column reflect bonuses earned by our named executive officers in respect of the Transition Period pursuant to our Incentive Compensation Program. For more information, see “—Additional Narrative Disclosures—Bonuses” below.

(4)	The following items are reported in this column for the Transition Period:

Name	Company 401(k) Plan Contributions	Automobile Allowance and Related Expenses	Health Care Reimbursements

Christopher J. Baker	$8,129	$14,400	$20,701

Keefer M. Lehner	$5,154	$14,400	$6,260

Max Bouthillette	$4,712	$14,400	$18,222

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table sets forth information concerning outstanding equity-based awards held by our NEOs as of December 31, 2021.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (3)

Christopher J. Baker	41,339 (1)	$128,151

	195,911 (2)	$607,324

Keefer M. Lehner	32,331 (1)	$100,226

	62,194 (2)	$192,801

Max Bouthillette	22,045 (1)	$68,340

	52,865 (2)	$163,882

(1)    Represents outstanding unvested restricted stock units held by our NEOs that were outstanding as of December 31, 2021. For information on the terms and conditions of the restricted stock units, see “—Additional Narrative Disclosures—Equity Awards—Restricted Stock Units” below.

(2)    Represents outstanding unvested shares of restricted stock held by our NEOs that were outstanding as of December 31, 2021. For information on the terms and conditions of the shares of restricted stock, see “—Additional Narrative Disclosures—Equity Awards—Restricted Stock” below.

(3)    The amounts in this column reflect the aggregate market value of outstanding unvested restricted stock units or shares of restricted stock, as applicable, calculated using the value of a share of our common stock on December 31, 2021, which was $3.10.

ADDITIONAL NARRATIVE DISCLOSURES

Bonuses

During the first quarter of 2021, our Board established an Incentive Compensation Program for the Transition Period for certain key personnel, including our NEOs, in order to recognize their contributions to our business. Under the Incentive Compensation Program, we provided our NEOs with the opportunity to earn a cash incentive bonus for the Transition Period based on our performance as measured by financial, safety and discretionary metrics. For the Transition Period, our NEOs earned the following amounts under the Incentive Compensation Program in respect of the Transition Period: (i) Mr. Baker, $136,481, (ii) Mr. Lehner, $69,990 and (iii) Mr. Bouthillette, $61,241.

Equity Awards

Restricted Stock Units

In connection with the Merger, certain outstanding equity awards held by our NEOs that were originally granted by QES were converted into awards of KLXE restricted stock units (“RSUs”). Each such converted award is subject to the same terms and conditions, including any vesting requirements and terms of settlement, as were applicable to the QES award immediately prior to the effective time of the Merger.

As of December 31, 2021, Mr. Baker held 41,339 RSUs. Such RSUs vested or will vest as follows: (i) 24,449 vested on February 9, 2022, and (ii) 16,890 will vest on February 9, 2023.

As of December 31, 2021, Mr. Lehner held 32,331 RSUs. Such RSUs vested or will vest as follows: (i) 19,945 vested on February 9, 2022, and (ii) 12,386 will vest on February 9, 2023.

As of December 31, 2021, Mr. Bouthillette held 22,045 RSUs. Such RSUs vested or will vest as follows: (i) 13,600 vested on February 9, 2022, and (ii) 8,445 will vest on February 9, 2023.

Any unvested RSUs will generally become vested upon the termination of a NEO’s employment (i) due to disability, (ii) due to death or (iii) by KLXE without cause or by such NEO for good reason during a predefined change in control protection period. In addition, all unvested RSUs that would have vested on the next applicable vesting date and 50% of all remaining unvested RSUs will immediately become vested upon the termination of a NEO’s employment by us without cause or by such NEO for good reason outside of such protection period. The RSU agreements also include certain restrictive covenants, including provisions that generally prohibit the NEOs from soliciting customers, officers or employees of KLXE or its affiliates during the term of each NEO’s employment with us and for a period of one year following the termination of such employment.

Restricted Stock

On February 26, 2021, each of our NEOs were granted an award of restricted stock under the LTIP. Each award will vest in four equal installments on the first four anniversaries of the grant date, subject to continued employment.

As of December 31, 2021, Mr. Baker held 195,911 shares of restricted stock, which vested or will vest as follows: (i) 48,978 vested on February 26, 2022, (ii) 48,978 will vest on February 1, 2023, (iii) 48,978 will vest on February 1, 2024 and (iv) 48,977 will vest on February 1, 2025.

As of December 31, 2021, Mr. Lehner held 62,194 shares of restricted stock, which vested or will vest as follows: (i) 15,549 vested on February 26, 2022, (ii) 15,549 will vest on February 1, 2023, (iii) 15,548 will vest on February 1, 2024 and (iv) 15,548 will vest on February 1, 2025.

As of December 31, 2021, Mr. Bouthillette held 52,865 shares of restricted stock, which vested or will vest as follows: (i) 13,217 vested on February 26, 2022, (ii) 13,216 will vest on February 1, 2023, (iii) 13,216 will vest on February 1, 2024 and (iv) 13,216 will vest on February 1, 2025.

Any unvested shares of restricted stock will generally become vested upon the termination of a NEO’s employment (i) due to disability, (ii) due to death or (iii) by KLXE without cause or by such NEO for good reason during a predefined change in control protection period.

Employment Agreements

Each of the NEOs entered into employment agreements with KLXE on May 3, 2020, effective as of the effective time of the Merger, on substantially similar terms as their prior employment agreements with QES. Each employment agreement generally provides for a three-year term beginning at the effective time of the Merger, with automatic renewals for successive one-year periods thereafter. Each employment agreement generally outlines the executive officer’s duties and positions and provides for (i) an annualized base salary, (ii) a target annual bonus equal to 100% of base salary for Mr. Baker, 75% for Mr. Lehner and 75% for Mr. Bouthillette, (iii) eligibility to participate in any equity compensation arrangements or plans offered to senior executives, (iv) an automobile allowance of $1,200 per month, and (v) entitlement to benefits made generally available by KLXE to other senior executives.

Each employment agreement provides for the following benefits upon a termination of the executive officer’s employment by KLXE without cause, resignation by the executive officer for good reason, or due to disability: (i) the pro-rata value through the date of termination of the executive officer’s target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to (A) for Mr. Baker, two times Mr. Baker’s base salary or (B) for Messrs. Lehner and Bouthillette, one and one-half times the executive officer’s base salary, (iii) an amount equal to (A) for Mr. Baker, two times Mr. Baker’s target bonus for the year in which the termination occurs or (B) for Messrs. Lehner and Bouthillette, one and one-half times the executive officer’s target bonus for the year in which the termination occurs, and (iv) for a period of 18 months following such termination, reimbursement of premiums paid by the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 to continue coverage in KLXE’s health, dental and vision insurance plans in which the executive and/or his dependents participated immediately prior to the termination (the “COBRA Premium”).

Under each employment agreement, if the executive officer’s employment is terminated for good reason or without cause within 12 months of a change in control, which includes the consummation of the Merger, then, in lieu of the severance benefits described in the preceding paragraph, the executive officer will be entitled to receive:

(i) the pro-rata value through the date of termination of the executive officer’s target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to (A) for Mr. Baker, two and one-half times Mr. Baker’s base salary or (B) for Messrs. Lehner and Bouthillette, two times the executive officer’s base salary, (iii) an amount equal to (A) for Mr. Baker, two and one-half times Mr. Baker’s target bonus for the year in which the termination occurs or (B) for Messrs. Lehner and Bouthillette, two times the executive officer’s target bonus for the year in which the termination occurs, and (iv) for a period of 18 months following such termination, reimbursement of the COBRA Premium.

Each employment agreement also contains certain restrictive covenants, including provisions that generally prohibit the executive officer from competing with KLXE and its affiliates or soliciting clients, executives, officers, directors or other employees of KLXE and its affiliates. These restrictions generally apply during the term of the executive officer’s employment and for a period of one year following the termination of such employment.

The employment agreements do not provide a tax gross-up provision for federal excise taxes that may be imposed under Section 4999 of the Code. Instead, if the payments and benefits provided to an executive officer constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either (i) delivered in full or (ii) delivered to such lesser extent as would result in no portion of such amounts being subject to such excise tax, whichever alternative produces the best net after tax position for the executive officer.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees. We maintain a plan intended to provide benefits under section 401(k) of the Code (the “401(k) Plan”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEOs, to save for the future. We provide matching contributions equal to 3% of the first 6% of each employee’s eligible compensation contributed to the plan.

In addition, our corporate aircraft, which is primarily used for business travel, is available for limited personal use by our executive officers and directors, subject to a written policy that set forth guidelines and procedures regarding personal use of the aircraft. To the extent that an executive officer utilizes the aircraft for personal use, in accordance with applicable SEC requirements, we are required to disclose in the Summary Compensation Table the aggregate incremental cost of such personal use based on the costs incurred by us as it related to such personal use, which generally consists of a pro-rata portion of the rent related to the flight hours associated with the personal use as well as freelance charges, fuel costs, handling fees, airport fees and other additional costs. In addition, we impute income, calculated in accordance with SIFL rates, to such executive officer for such personal use. We do not reimburse or otherwise provide compensation intended to cover or gross-up any income tax owed by our executive officers for personal travel on our corporate aircraft.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Real Property Leases

We are party to eight leases with certain limited liability companies controlled by Gary J. Roberts individually or together with members of his immediate family that govern our access to and use of certain of our facilities in Colorado, North Dakota and Wyoming. Mr. Roberts served as our Vice President and General Manager during 2019 and resigned from the Company on April 11, 2020. Annual rent under these leases ranges from $14,500 to $192,000, and the aggregate annual rent under all eight leases is approximately $0.4 million. Seven of the leases expire on April 6, 2023. One lease expires on March 1, 2023, with one additional three-year renewal term, exercisable at our option. Each of the leases provides for an option to purchase the property at an agreed purchase price, exercisable at our option at any time during the term of the lease. We believe the terms of each of the leases to be at least as favorable to us as we would be able to obtain in an arm’s length transaction with a third-party for a lease of a similar property.

Agreements Related to the QES Merger

On May 3, 2020, we entered into an Agreement and Plan of Merger with QES pursuant to which our Company and QES combined in an all-stock merger transaction, with QES becoming our indirect wholly owned subsidiary, along with several agreements related thereto, with persons that were or upon consummation of the merger became related persons of the Company. We completed the Merger with QES on July 28, 2020.

We entered into a Support Agreement with Archer Holdco LLC, Geveran Investments Limited, Famatown Finance Limited, Robertson QES Investment LLC, Quintana Energy Partners—QES Holdings LLC, Quintana Energy Fund – TE, L.P. and Quintana Energy Fund – FI, L.P., each a current or former 5% stockholder of the Company (collectively, the “Designated Stockholders”), pursuant to which the Designated Stockholders agreed, subject to the terms and conditions set forth therein, to vote all of their shares of QES common stock (which represented approximately 76% of the then-outstanding shares of common stock of QES and which represented in excess of 30% of the shares of KLXE common stock pro forma for the Merger) in favor of the adoption of the Merger Agreement. The Support Agreement terminated upon completion of the Merger.

Amin J. Khoury, our former CEO from September 2018 to May 2020, entered into a Support Agreement with QES, pursuant to which Mr. Khoury agreed, subject to the terms and conditions set forth therein, to vote his shares of KLXE common stock in favor of the issuance of KLXE common stock in the Merger.

Registration Rights Agreements

On May 3, 2020, we entered into a registration rights agreement with the Designated Stockholders relating to the shares of KLXE common stock to be issued as the merger consideration to such holders under the Merger Agreement, pursuant to which the Designated Stockholders will have certain shelf, demand registration and piggyback rights upon the terms and subject to the conditions set forth therein. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

On September 14, 2018, we entered into registration rights agreements with each of Amin J. Khoury and Thomas P. McCaffrey. Under the registration rights agreements, each of Amin J. Khoury and Messr. McCaffrey have demand registration and customary piggyback registration rights. The registration rights agreements also provide that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act. We may also file a resale/reoffer prospectus related to the sale of restricted stock held by each of Amin J Khoury and Mr. McCaffrey.

Procedures for Review, Approval and Ratification of Transactions with Related Persons

Our Amended and Restated Certificate of Incorporation provides that no contract or transaction between us and one or more of our directors or officers (including entities or other organizations in which one or more of our directors or officers have a financial interest), shall be void or voidable solely for that reason, or because such director or officer is present at, participates in, or vote is counted at the meeting where the contract or transaction is authorized, if (i) the material facts of the director’s or officer’s interest in the contract or transaction are disclosed to or known by the Board or committee thereof and the Board or such committee thereof in good faith authorizes the contract or transaction by an affirmative vote of a majority of the disinterested directors (even if less than a quorum), (ii) the material facts of the director’s or officer’s interest in the contract or transaction are disclosed to or known by the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders, or (iii) the contract or transaction is fair to our Company at the time that it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

Our Board adopted a written policy pursuant to which our Audit Committee will be presented with a description of any related party transactions for them to consider for approval. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Business Conduct, a copy of which is posted on our website (www.KLXEnergy.com).

The policy generally provides that our management gather information with respect to actual or potential related party transactions and then present to the Audit Committee for approval any transaction to which the Company or any of its subsidiaries is a participant at or above an amount which exceeds $120,000 in which the related person may have a direct or indirect interest. In determining whether to approve or ratify a related party transaction, we expect the Audit Committee to consider the following: whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the related party transaction. The policy also identifies certain types of transactions that our Board has pre-identified as not involving a direct or indirect material interest and are, therefore, not considered related party transactions for purposes of the policy.

Furthermore, under our Code of Business Conduct, our Law Department will review all proposed transactions between the Company and a related person (such as an individual related to a Company employee, or his or her family), together with all information concerning the proposed transaction. In determining whether the proposed transaction will be approved, the factors our Law Department may consider include (i) whether the transaction was the product of fair dealing, taking into account the timing, initiation, structure and negotiations of the transaction, and whether the related person’s interest was disclosed to us, (ii) whether similar terms would have been obtained from arm’s length negotiations with a third party, and (iii) the availability of other sources for comparable products or services.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as independent registered public accounting firm to audit the consolidated financial statements for the year ending December 31, 2022 and presents this appointment to the stockholders for ratification.

Although stockholder approval of this appointment is not required, the Audit Committee and the Board believe that submitting the appointment to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP acted as our independent registered public accounting firm for the 2021 Transition Period. In addition to its audit of our consolidated financial statements, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates performed certain non-audit services.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

For information concerning the appointment of Deloitte & Touche LLP, see Report of the Audit Committee of the Board of Directors above. For information concerning fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, see “Principal Accountant Fees and Services” below.

Required Vote of Stockholders

Ratification of the selection of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of the recordholders of a majority in voting power of the shares present virtually or by proxy at the meeting and entitled to vote on such question.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP.

AUDIT MATTERS

Deloitte & Touche LLP has audited the financial statements of the Company since 2018.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

When considering Deloitte & Touche LLP’s independence, the Audit Committee considered whether its provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for audit and non-audit services.

Principal Accountant Fees and Services

The following table sets forth by category of service the fees incurred in engagements performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, for professional services rendered to the Company for the Transition Period ended December 31, 2021 and the fiscal year ended January 31, 2021.

	December 31, 2021	January 31, 2021
	(in Thousands)	(in Thousands)
Audit Fees	$1,502	$1,820
Audit-Related Fees	253	383
Tax Fees	-	41
All Other Fees	-	-

Total	$1,755	$2,244

Audit Fees

Audit fees for the Transition Period ended December 31, 2021 and the fiscal year ended January 31, 2021 were $1.5 million and $1.8 million, respectively. Such audit fees consist of aggregate fees, including expenses, billed and reasonably expected to be billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates in connection with the annual audit.

Audit-Related

Audit-related fees for the Transition Period ended December 31, 2021 and the fiscal year ended January 31, 2021 were $253,000 and $383,000, respectively. Such audit-related fees consist of the aggregate fees, including expenses, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates mainly in connection with the issuance of various registration statements on Forms S-3, S-4 and S-8.

Tax Fees

Tax fees for the Transition Period and fiscal year ended December 31, 2021 and January 31, 2021 were $0 and $41,000. Such tax fees consist of tax advisory services.

All Other Fees

There were no other fees or expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates not otherwise described above.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and audit-related services, tax services and other services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates. The Audit Committee approved all services rendered by Deloitte & Touche LLP in the Transition Period ended December 31, 2021, in accordance with these policies.

Any services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2021, none of the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

We have reviewed and discussed the audited consolidated financial statements for the eleven months ended December 31, 2021 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including, among other things, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” and discussed and reviewed the results of Deloitte & Touche LLP’s audit of the Company’s consolidated financial statements. The Audit Committee also discussed the results of internal audit examinations.

The Company’s independent auditors also provided to us the written disclosures and the annual communication required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP’s independence, we considered whether their provision of services to the Company, beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements, was consistent with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for audit and non-audit services.

Based on our review, these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s Transition Report on Form 10-K.

With respect to the above matters, the Audit Committee submits this report.

John T. Whates, Esq., Chairman

John T. Collins

Gunnar Eliassen

Dag Skindlo

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Q. Why are you receiving these Proxy Materials?

The Proxy Materials are furnished in connection with the solicitation of proxies by the Board for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) or any postponement or adjournment thereof. The Annual Meeting will be held virtually on June 1, 2022, at 9:00 a.m., Central Time, solely online via a live webcast at www.meetnow.global/MDF7N95. The Proxy Materials include the notice of annual meeting of stockholders, this Proxy Statement for the Annual Meeting, a 2021 Annual Report and the Proxy Card or, for shares held in “street name” (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

On or about April 18, 2022, the Company will begin mailing a Notice of Internet Availability instead of a paper copy of our Proxy Materials to stockholders entitled to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our Proxy Materials. All stockholders who have so requested will receive a paper copy of the Proxy Materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our Proxy Materials. We have also made the Proxy Materials available free of charge on our website at www.KLXEnergy.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to KLX Energy Services Holdings, Inc. at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056, Attn: Corporate Secretary, or by emailing investors@klxenergy.com.

Q. When and where will the Annual Meeting take place?

The Annual Meeting will be held virtually via webcast at 9:00 a.m., Central Daylight Time, on June 1, 2022. The Annual Meeting can be accessed by visiting www.meetnow.global/MDF7N95, where stockholders will be able to participate and submit questions during the Annual Meeting. Stockholders will also be able to vote their shares online by attending the Annual Meeting by webcast. You will not be able to attend the Annual Meeting physically in person.

Even if you plan to attend the Annual Meeting, KLXE recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Annual Meeting. Shares held in “street name” may be voted by you at the Annual Meeting only if you obtain a signed legal proxy from your bank, broker or other nominee giving you the right to directly vote the shares.

To participate in the Annual Meeting, you will need to review the information included on your Proxy Card or on the instructions that accompanied your Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Central Daylight Time. KLXE encourages you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Q. How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Proxy Card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your KLXE holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on May 27, 2022.

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

KLXE Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q. What if I have trouble accessing the Annual Meeting?

The virtual Annual Meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748 for technical support. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the Annual Meeting.

Q. Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on April 8, 2022 are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on April 8, 2022, there were 11,579,223 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Holders of common stock do not have the right to cumulative voting in the election of directors.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting. If you would like to inspect the list of Company stockholders of record, please contact the Investor Relations department at investors@klxenergy.com. Beginning 15 minutes prior to, and during, the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders on the virtual Annual Meeting site.

Q. How do you vote your shares?

If you are a stockholder of record, there are four ways to vote:

•

Virtually During the Meeting—you may vote online during the virtual Annual Meeting held at www. meetnow.global/MDF7N95. To be admitted to the Annual Meeting and vote your shares, you must provide the control number located on your Notice of Internet Availability or Proxy Card;

•

Internet—visit www.investorvote.com/KLXE and follow the instructions provided on the Notice of Internet Availability or Proxy Card. You must have the control number that is on the Notice of Internet Availability or Proxy Card when voting;

•

Telephone—within the U.S. or Canada, call toll-free 1-800-652-8683 and follow the instructions. You must have the control number that is on the Notice of Internet Availability or Proxy Card when voting; or

•

Mail—if you have requested a paper copy of the Proxy Materials, complete, sign and date the Proxy Card and return the Proxy Card in the prepaid envelope. Your Proxy Card must be received by the Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by Internet or telephone, do not return your Proxy Card. Submitting your proxy by Internet or telephone will not affect your right to vote electronically should you decide to attend and participate in the virtual Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q. What if you receive more than one Proxy Card or voting instruction form?

This means that you may have more than one account at Computershare, with a nominee or both. Please vote all Proxy Cards and voting instruction forms that you receive so that all the shares that you own will be represented at the Annual Meeting.

Q. What can you do if you change your mind after you submit your proxy?

Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by Internet or telephone;

•	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting electronically at the virtual Annual Meeting by following the instructions to vote at www. meetnow.global/MDF7N95.

If you are an owner of shares in “street name,” or a beneficial owner, you may submit new voting instructions by contacting your broker, bank or other nominee or by voting online during the Annual Meeting. Voting online during the Annual Meeting will replace any previous votes.

Q. What happens if you do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares in “street name” and do not provide your broker, bank or other nominee with specific voting instructions, your vote will result in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal 1). Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, your vote will not count. The broker nominee, however, will be able to vote on the ratification of the selection of the Company’s independent auditor (Proposal 2) even if it does not receive your instructions, so no broker non-votes are expected to exist in connection with this proposal.

Q. What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?

The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:

Proposal No. 1 — Election of Class I directors. Directors are elected by a plurality of the voting power of the outstanding shares of the Company that are present in person or represented by proxy and entitled to vote on the election of directors, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome.

Proposal No. 2 — Ratification of selection of independent registered public accounting firm. This proposal must be approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the question. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will therefore have no effect on the vote outcome. As discussed above, we do not expect any broker non-votes with respect to this proposal.

Q. What are “broker non-votes” and “abstentions” and their effect on each proposal?

A broker non-vote occurs when a broker, bank, trust or other nominee or custodian holding shares for a beneficial owner in “street name” does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting.

At the Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the ratification of the appointment of the independent auditor, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the election of directors, it will submit a broker non-vote. The broker nominee, however, will be able to vote on the ratification of the appointment of the Company’s independent auditor even if it does not receive your instructions, so no broker non-votes are expected to exist in connection with this proposal.

An abstention (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) has the same effect as voting “AGAINST” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022 (Proposal 2). Votes that are withheld from a director’s election will not affect the outcome of the vote on the election of a director.

Q. How many votes must be present to hold the Annual Meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock as of the record date of April 8, 2022 who are entitled to vote must be present, virtually or by proxy, to constitute a quorum at the Annual Meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum.

Q. Will you have a chance to ask questions at the Annual Meeting?

We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.

We have reserved 15 minutes for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Please direct any matters of individual concern to investors@klxenergy.com. Although the live webcast is available only to stockholders as of the record date at the time of the Annual Meeting, the webcast of the Annual Meeting will be archived for the public for one year after the date of the Annual Meeting at www.klxenergy.com.

Q. How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company has retained Georgeson LLC to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay Georgeson LLC $10,000 and will reimburse for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward Proxy Materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

Q. You share an address with another stockholder. Why did you receive only one copy of the Proxy Materials, and how may you obtain an additional copy of the Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of the Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.

A number of brokers with account holders who are stockholders may be “householding” the Company’s Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056, Attn: Corporate Secretary or (832) 844-1015, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and Proxy Statements by contacting your broker.

Q. Whom do you call if you have questions about the Annual Meeting?

If you have questions about the Annual Meeting, or desire additional copies of this Proxy Statement or additional proxies, you may contact:

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, TX 77056

(832) 844-1015

Attention: Corporate Secretary

Georgeson LLC

1290 Avenue of the America’s, 9th Floor

New York, NY 10104

Stockholders, banks and brokers may call toll free: 1-888-643-8150

Or (781) 575-2137 (for all those outside of the U.S.)

Q. How will the results of voting be announced?

The Company expects to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days after the Annual Meeting.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2023 pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company at its executive offices no later than December 19, 2022, to be considered for inclusion in the Company’s proxy materials for that meeting. That date is 120 calendar days before the one-year anniversary of the April 18, 2022, mail date for this Proxy Statement.

For notice of a stockholder proposal to be considered timely, but not included in the proxy materials for the Annual Meeting of Stockholders in 2023, a stockholder’s proposal must be delivered to, or mailed and received by, the Secretary of the Company in accordance with Section 2.09 of the Company’s Fourth Amended and Restated By-laws. To be timely, a stockholder proposal, including nomination of a director, must be submitted not later than the close of business on the 90th day (March 3, 2023) nor earlier than the close of business on the 120th day (February 1, 2023) in advance of the anniversary date of the prior year’s Annual Meeting of Stockholders.

OTHER MATTERS

The Board is not aware of any matters that will be brought before the meeting other than as described in this Proxy Statement. However, if any matters properly come before the meeting that are not specifically set forth on the Proxy Card and in this Proxy Statement, the persons designated as proxies will have authority to vote thereon in accordance with their best judgment.

COPIES OF THE COMPANY’S TRANSITION REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO 3040 POST OAK BOULEVARD, 15TH FLOOR, HOUSTON, TX 77056, ATTN: CORPORATE SECRETARY.

APPENDIX A

Reconciliation of Consolidated Net Loss to Adjusted EBITDA (Loss)

Adjusted Earnings before interest, taxes, depreciation and amortization (“EBITDA”): Adjusted EBITDA is a supplemental non-Generally Accepted Accounting Principles (“GAAP”) financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA Margin is defined as Adjusted EBITDA, as defined above, as a percentage of revenue.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA (Loss) because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) earnings as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted EBITDA to Consolidated net loss, the most directly comparable GAAP financial measure, for the periods indicated:

(Unaudited – In millions of U.S. dollars)

	Year Ended
	Transition Period Ended December 31, 2021	Year Ended January 31, 2021

Consolidated net loss	$(93.8)	$(332.2)

Income tax expense (benefit)	0.3	0.4

Interest expense, net	29.4	30.7

Operating loss	(64.1)	(301.1)

Bargain purchase gain	0.5	(40.3)

One-time costs (1)	6.5	246.1

Adjusted operating loss	(57.1)	(95.3)

Depreciation and amortization	53.8	61.7

Non-cash compensation	3.2	17.8

Adjusted EBITDA (loss)	$(0.1)	$(15.8)

(1) The one-time costs during the Transition Period relate to non-recurring legal costs, integration costs, costs related to testing and treatment of COVID-19, and additional non-recurring costs. The one-time costs in the fiscal fourth quarter of 2020 relate to integration costs of $3.4 million partially offset by other additional adjustments.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/KLXE or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KLXE.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Vote on Proposal – The Board of Directors unanimously recommends a vote FOR the nominees listed and FOR Proposal 2.

1. To elect two Class I Directors, each for a term to expire at the 2025 Annual Meeting of the Stockholders and until his successor is duly elected or qualified:

	For	Withhold		For	Withhold
01 - Gunnar Eliassen	☐	☐	02 - John T. Whates	☐	☐

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2022.	☐	☐	☐	Note:To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments and postponements thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2022 Annual Meeting of Stockholders of KLX Energy Services Holdings, Inc. will be held on

June 1, 2022, beginning at 9:00 a.m. Central Time, virtually via the internet at www.meetnow.global/MDF7N95.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KLXE.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2022 Annual Meeting of Stockholders - June 1, 2022

This proxy is solicited on behalf of the Board of Directors of KLX Energy Services Holdings, Inc.

The above signed hereby constitutes and appoints Messrs. Christopher J. Baker and Max L. Bouthillette, or either of them, with full power of substitution each, proxies to vote and act at the Annual Meeting of Stockholders of KLX Energy Services Holdings, Inc. (the “Company”) to be held June 1, 2022 virtually via the internet at www.meetnow.global/MDF7N95 and at any postponement or adjournment thereof (the “Meeting”), upon and with respect to the number of shares of Company common stock, par value $0.01 per share, that the above signed would be entitled to vote if personally present. The above signed hereby instructs such proxies, or their substitutes, to vote on those matters appearing on the reverse side of this proxy card as specified by the above signed and in such manner as the proxies may determine on any other matter that may come before the Meeting, all as indicated in the accompanying Proxy Statement, receipt of which is hereby acknowledged. All proxies previously given by the above signed in respect of the Meeting are hereby revoked.

Unless otherwise specified in the boxes provided on the reverse side of this proxy card, the Proxy will be voted (1) FOR each of the nominees listed in Proposal 1 and (2) FOR Proposal 2 in the discretion of the named proxies as to any other matter that may properly come before the meeting.

CONTINUED AND TO BE VOTED ON REVERSE SIDE

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

If voting by mail, you must complete sections A - C on both sides of this card.